Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-229069, 333-87456, 333-87458) and Form S-3 (File Nos. 333-121601, 333-144155 and 333-149855) of our report dated September 25, 2026, with respect to the consolidated financial statements of Integrated BioPharma, Inc. included in this Annual Report on Form 10-K for the year ended June 30, 2026.

/s/ CBIZ CPAs P.C.

Morristown, New Jersey

September 25, 2026